Exhibit 19 under Form N-1A
                                         Exhibit 24 under Item 601/Reg. S-K

                           POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of FEDERATED SHORT-TERM MUNICIPAL TRUST, and the Deputy General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                      TITLE                          DATE

/S/ JOHN F. DONAHUE             Chairman                       August 4, 1997
John F. Donahue                 and Trustee
                                (Chief Executive Officer)

/S/GLEN R. JOHNSON              President                      August 4, 1997
Glen R. Johnson

/S/JOHN W. MCGONIGLE            Treasurer, Executive           August 4, 1997
John W. McGonigle               Vice President and Secretary
                                (Principal Financial and
                                Accounting Officer)

/S/ THOMAS G. BIGLEY            Trustee                        August 4, 1997
Thomas G. Bigley

/S/ JOHN T. CONROY, JR.         Trustee                        August 4, 1997
John T. Conroy, Jr.

/S/ WILLIAM J. COPELAND         Trustee                        August 4, 1997
William J. Copeland

/S/ JAMES E. DOWD               Trustee                        August 4, 1997
James E. Dowd

/S/ LAWRENCE D. ELLIS, M.D.     Trustee                        August 4, 1997
Lawrence D. Ellis, M.D.

/S/ EDWARD L. FLAHERTY, JR.     Trustee                        August 4, 1997
Edward L. Flaherty, Jr.

/S/ PETER E. MADDEN             Trustee                        August 4, 1997
Peter E. Madden

/S/ GREGOR F. MEYER             Trustee                        August 4, 1997
Gregor F. Meyer

/S/ JOHN E. MURRAY, JR.         Trustee                        August 4, 1997
John E. Murray, Jr.

/S/ WESLEY W. POSVAR            Trustee                        August 4, 1997
Wesley W. Posvar

/S/ MARJORIE P. SMUTS           Trustee                        August 4, 1997
Marjorie P. Smuts

Sworn to and subscribed before me this 4th day of August, 1997.

/S/ MARIE M. HAMM

Notary Public